Exhibit 10.1

COVANCE INC.

2008 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.                                      PURPOSE

The purpose of the Plan is to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock.

2.                                      EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective upon its approval by the shareholders of the Corporation. Unless previously terminated by the Corporation’s Board of Directors (the “Board”), the Plan shall have a term of ten years.

3.                                      DEFINITIONS

(a)  “1934 Act” means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(b)  “Award” means a stock option, as described in and granted under the Plan.

(c)  “Change of Control” is defined in Section 11(b).

(d)  “Code” means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder or any successor body of laws, rules and regulations.

(e)  “Fair Market Value” means the closing selling price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the average of the closing selling prices on the New York Stock Exchange Composite Tape on the first trading day before and the first trading day after the valuation date.

(f)  “Grant Price” means the Closing Price of a share of Company’s Common Stock on the date of grant of the Option.

(g)  “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

(h)  “Participant” means a Director who has been granted an Award under the Plan.

(i)  “Shares” means the Common Stock of the Corporation, par value $0.01 per share.

(j)  “Treasury Shares” means authorized and issued, but not outstanding, Shares.

4.                                      PLAN ADMINISTRATION

(a)  The Corporate Governance Committee (the “Committee”) shall be responsible for administering the Plan.

(b) The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan.  All decisions made by the Committee shall be final, binding and conclusive on all persons interested in the Plan or any Awards.

The Committee may delegate from time to time during the term of the Plan to one or more executive officers or directors of the Corporation the authority to carry out some or all of its responsibilities provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act nor may the Committee delegate responsibilities that may impact the number of options a Non-Employee Director may receive.  The Committee may at any time rescind the authority delegated to any such executive officer or director.

To the extent consistent with the Corporation’s Amended and Restated Certificate of Incorporation, no member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Restated Certificate of Incorporation, as amended, modified or supplemented from time to time.  In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation’s officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(c) The Committee may, from time to time, alter or amend, and the Board of Directors may terminate, the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or securities exchange listing requirements.  However, the Committee and Board may not, without the approval of the Corporation’s shareholders, amend the Plan to increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 7 hereof), or authorize the amendment of any outstanding stock option to reduce the Grant Price specified by Section 8(a) hereof. “Furthermore, except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.”

(d) The termination of the Plan, either pursuant to Section 2, Section 4(c) or otherwise, shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements.

5.                                      OPTION GRANTS

(a)  Annual Grants.  Each Non-Employee Director shall receive an Annual Option to purchase such number of shares of Common Stock as is determined by the Board of Directors on or prior to the first business day of each year of the Plan, such grant to be made as of the first business day of such year (“Grant Date”) provided that such number of shares shall not exceed 2,800 and provided, further, the individual has remained in continuous service as a Director of the Company through the Grant Date and is a Non-Employee Director on the Grant Date.  Each Annual Option award shall be made by the Company issuing an award agreement to each Non-Employee Director.

(b) New Directors.  Non-Employee Directors who are elected or appointed to the Board after the Annual Grant shall be granted an Initial Option to purchase such number of shares of Common Stock as was determined by the Board of Directors to be granted to the other Non-Employee Directors in such year.

6.                                      LIMITATION ON NUMBER OF SHARES

(a)  Subject to the provisions of this Section 6 and Section 7 hereof, up to 200,000 Shares may be issued under the Plan.  The stock subject to the provisions of this Plan shall be shares of authorized but unissued Shares and Treasury Shares.

(b)  In addition to the Shares authorized by Section 6(a) hereof, Shares that are issued under the Plan which are subsequently forfeited in accordance with the terms of the Award Agreement or shares that are not issued because of the cancellation, termination, or expiration of Awards and/or similar events under the Plan may be issued under the Plan.

(c)  Subject to the adjustment provisions set forth herein, an individual Participant may not receive Awards with respect to more than 25% of the number of Shares specified in Section 6(a) hereof over the term of the Plan.

7.                                      ADJUSTMENT PROVISIONS

In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under any shareholders’ rights plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(a)  adjust the number and type of securities that thereafter may be issued under the Plan,

(b)  adjust the number and type of securities subject to outstanding Awards,

(c)  adjust the Grant Price or purchase price with respect to any Award, or

(d) make provision for a cash payment to the holder of an outstanding Award; provided, however, that in no event shall a cash payment be made for any Option which has an exercise price that is below the current Fair Market Value of the Common Stock.

Subject to any required action by the Corporation’s shareholders, if the Corporation is a party to any merger or consolidation where the Corporation is not the survivor, a Participant holding an outstanding Award shall be entitled to receive, upon the exercise of the Award, the same per Share consideration on the same terms that a holder of the same number of Shares that are subject to the Participant’s Award would be entitled to receive pursuant to the merger or consolidation.

8.                                      OPTIONS GRANTED UNDER THE PLAN

(a)  Exercise Price.  The per share exercise price of each Option shall be the Closing Price of a share of Company’s Common Stock on the date of grant of the Option determined in accordance with the provisions of the Plan.

(b)  Vesting.  Options shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant, provided that the Non-Employee Director has remained in continuous service as a Director of the Company through each such vesting date.

                                                (c)  Term of Options.

(i)  Ten-Year Term.  Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

(ii)  Exercise Following Termination of Service Due to Death.  If a Non-Employee Director ceases to be a member of the Board by reason of such Director’s death, the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Non-Employee Director’s Beneficiary, at any time during the remaining life of the Option.  At the end of such period, the unexercised vested portion of the Option shall expire.

(iii)  Termination of Options if a Non-Employee Director is Removed from the Board for Cause.  In the event a Non-Employee Director is removed from the Board for “cause,” all Options granted to such Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such Non-Employee Director’s removal from the Board.  Whether a Non-Employee Director is removed by the Board for “cause” shall be determined by the Board.

(iv)  Exercise Following Other Terminations of Service.  If a Non-Employee Director ceases to be a member of the Board for any reason other than death, disability, removal from the Board for cause or retirement or resignation with consent of the Company, the Options granted to such Non-Employee Director may be exercised by such Director, but only to the extent the Option was exercisable at the time of such Director’s termination, at any time within ninety (90) days after the date of such termination of service.  At the end of such ninety-day period, the vested portion of the Option shall expire.  The unvested portion of the Option shall expire on the date of the Non-Employee Director’s termination of service with the Board.

(v)  Exercise Following Retirement or Resignation with Consent of Company.   In the event a Non-Employee Director retires or resigns from the Board with the consent of the Company, the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Non-Employee Director at any time during the remaining life of the Option.  At the end of such period, the unexercised vested portion of the Option shall expire.

(vi)  Exercise Following Termination of Service Due to Disability.  If a Non-Employee Director ceases to be a member of the Board by reason of such Director’s disability (as defined in Section 22(e)(3) of the Code), the Options granted to such Non-Employee Director shall become immediately vested and may be exercised by such Director (or his legally appointed guardian), at any time during the remaining life of the Option.  At the end of such period, the unexercised vested portion of the Option shall expire.

(d)  Time and Manner of Exercise of Options.

(i)  Notice of Exercise.  Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share.

(ii)  Method of Payment.  The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) certified, bank or broker check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised, (D) any other method approved by the Committee, or (E) a combination of any of the above.

(iii)  Shareholder Rights.  A Non-Employee Director shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee and adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

(iv)  Issuance of Shares.  Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director’s death or disability, the Beneficiary or legally appointed guardian, respectively, entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary or guardian), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise.  Shares sold in connection with a “cashless exercise” shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

(e)                Non-Qualified Stock Options.  Only non-qualified stock options may be granted to Non-Employee Directors pursuant to this Plan.

(f)                  This Plan shall not permit the (i) grant of additional stock options under the Plan to a

Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan, or (ii) change or amendment of the exercise price of any stock options.

9.                                      PAYMENTS AND PAYMENT DEFERRALS

Payment of Awards shall be subject to such restrictions as the Committee may impose.  The Committee also may require or permit participants to elect to defer the receipt or issuance of Shares from stock options under such rules and procedures as it may establish under the Plan.

Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

10.                               TRANSFERABILITY

During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended provided, however, that, in the discretion of the Committee, a Non-Statutory Option may, in connection with a Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.  Notwithstanding the forgoing, in no event shall any Award be transferred for value or consideration.

11.                               CHANGE OF CONTROL

(a)  In the event of a Change of Control, all Awards which have not vested shall immediately vest upon the occurrence of such Change of Control.

(b)  A “Change of Control” shall be deemed to occur if and when:  (i)  any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act) becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Corporation’s then outstanding securities; or (ii)  as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate), a majority of the individuals elected to serve on the Corporation’s Board of Directors are different than the individuals who served on the Corporation’s Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or (iii)  when  the Corporation’s shareholders approve a merger, or consolidation (where in each case the Corporation is not the survivor thereof), or sale or disposition of all or substantially all of the Corporation’s assets or a plan or partial or complete liquidation; or (iv)  when an offeror (other than the Corporation) purchases shares of the Corporation’s Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Corporation’s then outstanding securities.

12.                              AWARD AGREEMENTS

Each Award under the Plan shall be evidenced by an agreement setting forth its terms, conditions, and limitations for each Award, consistent with the provisions of this Plan (an “Award Agreement”).  The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

13.                               FIDUCIARY RELATIONSHIP

The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person.

14.                               REGULATORY APPROVALS

The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement or any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it. In the event any benefit under this Plan is granted to a Director who resident outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions.  All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

15.                               RIGHTS AS A SHAREHOLDER

A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record with respect to the Shares covered by such Award.

16.                               FUTURE RIGHTS

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.